AMENDMENT NO. 1 to TRANSITION AGREEMENT
Reference is made to the Transition Agreement (the“Agreement”) made and entered into on the 15th day of October 2018, by and between Electronics For Imaging, Inc., a Delaware corporation (the “Company”), and Guy Gecht (“Executive”).

RECITALS
Executive and the Company desire to amend Exhibit I to the Agreement.
NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and Executive agree as follows:

1.	Amendment of Exhibit I. Exhibit I of the Agreement is hereby amended and restated in its entirety as set forth below.
EXHIBIT I

Performance-Based Restricted Stock Units:

Grant Date	Target Number of Restricted Stock Units Granted[1]
September 4, 2015	26,420
August 25, 2016	27,266[2]
August 25, 2016	18,177[2]
December 8, 2017	48,607[2]
December 8, 2017	48,606[2]
March 20, 2018	27,976[3]
August 29, 2018	41,116[2]
August 29, 2018	41,116[2]

1 Vesting of each award is subject to, among continued service-based vesting conditions, performance-based vesting conditions.
2 0% to up to 150% of the applicable target number of restricted stock units subject to the award could become eligible to vest as a result of the performance-based vesting conditions.
3 0% to up to 200% of the applicable target number of restricted stock units subject to the award could become eligible to vest as a result of the performance-based vesting conditions.

Restricted Stock Units:

Grant Date	Number of Restricted Stock Units Outstanding[4]
August 25, 2016	11,361
December 8, 2017	48,606
August 29, 2018	41,116

4 Vesting of each award is subject to service-based vesting conditions. The total number of restricted stock units outstanding and subject to the award as of the Effective Date is shown (i.e., not including any restricted stock units subject to the award that vested prior to the Effective Date).

2.     Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument. Except as explicitly stated herein, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, Executive and the Company have executed this Amendment on and as of November 5, 2018.
“EXECUTIVE”

/s/ Guy Gecht
Guy Gecht

“COMPANY”

Electronics For Imaging, Inc.,
a Delaware corporation

By:    /s/ Alex Grab

Its:    CORPORATE SECRETARY
CHIEF LEGAL OFFICER